Marc D. Bassewitz
Senior Vice President, Secretary
and General Counsel
773.399.7606
773.399.0126 (fax)
mbassewitz@ballyfitness.com
November 15, 2005
Mr. Emanuel R. Pearlman
Liberation Investments, L.P.
Liberation Investments, Ltd.
11766 Wilshire Boulevard
Suite 870
Los Angeles, California 90025
Dear Mr. Pearlman:
The Board of Directors (the “Board”) of Bally Total Fitness Holding Corporation (“Bally”) has received the letter from Liberation Investments, L.P. and Liberation Investments, Ltd. (together “Liberation”) dated November 11, 2005 and has asked me to respond. As you know, the Board is currently being advised by highly qualified legal and financial professionals. The directors will rely on those professionals, rather than Liberation, to advise them in connection with their fiduciary duties. Liberation and all Bally stockholders can be certain that the directors are well aware of and, as always, will act in accordance with their fiduciary duties in connection with any and all matters that come before the Board.
Very truly yours,
/s/ Marc D. Bassewitz
Marc D. Bassewitz
mk